Exhibit 99.1
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact:	Investor Relations:	Media:	RAI 2008-04
	Morris Moore	Seth Moskowitz
	(336) 741-3116	(336) 741-7698
RAI CEO:
‘Another Year of Strong Earnings Growth’
Full Year 2007 Reported EPS up 8.0%; Adjusted EPS up 12.6%
RAI Issues 2008 Forecast
WINSTON-SALEM, N.C. — Feb. 7, 2008

At a Glance
•	2007 4Q reported EPS up 65.6 percent at $1.01; full year up 8.0 percent at $4.43
•	Includes $65 million in pre-tax impairment charges in 4Q
•	2007 4Q adjusted EPS up 42.0 percent at $1.15; full year up 12.6 percent at $4.57

•	Strategic initiatives driving results:
•	All operating companies building strength

•	Continued growth on key cigarette and smokeless brands

•	Continued productivity gains

•	Significantly higher consolidated operating margins

•	Dividend increased 13.3 percent to $3.40 annualized
•	2008 EPS forecast: Mid-single-digit percentage growth, up from 2007 adjusted EPS of $4.57
All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 3 and 4 of this release, which reconcile reported to adjusted fourth-quarter and full-year results.
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Reynolds American Inc. (NYSE: RAI) today announced strong fourth-quarter and full-year 2007 earnings gains on both a reported and adjusted basis as increased pricing, moist-snuff volume and productivity more than offset lower cigarette volume and higher settlement expense. Results also reflect inclusion of the first full year of Conwood’s results and that company’s continued growth. RAI’s full-year 2007 adjusted EPS of $4.57 was 12.6 percent higher than the prior year. For full-year 2008, RAI forecasts mid-single-digit percentage growth from 2007 adjusted EPS.

Fourth Quarter and Full Year 2007 Financial Results — Highlights
(unaudited)
(all dollars in millions, except per share amounts; for
reconciliations, including GAAP to non-GAAP, see schedules 3 and 4)

	For the Three Months			For the Full Year
	Ending Dec. 31			Ending Dec. 31
			%			%
	2007	2006	Change	2007	2006	Change

Net sales	$2,230	$2,069	7.8%	$9,023	$8,510	6.0%

Operating income
Reported (GAAP)	$517	$324	59.6%	$2,288	$1,930	18.5%
Adjusted (Non-GAAP)	582	425	36.9%	2,353	2,057	14.4%

Net income
Reported (GAAP)	$297	$180	65.0%	$1,308	$1,210	8.1%
Adjusted (Non-GAAP)	338	239	41.4%	1,348	1,198	12.5%

Net income per diluted share
Reported (GAAP)	$1.01	$0.61	65.6%	$4.43	$4.10	8.0%
Adjusted (Non-GAAP)	1.15	0.81	42.0%	4.57	4.06	12.6%

MANAGEMENT’S PERSPECTIVE
Overview
“I am very pleased to say that 2007 marked another strong year for Reynolds American,” said Susan M. Ivey, RAI’s chairman and CEO. “All of our operating companies are building marketplace strength through innovative products and programs, and their strategic initiatives are driving results. Both of our reportable segments continued to enhance performance and profits, and we once again delivered robust earnings growth.”
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Ivey said that R.J. Reynolds Tobacco Company’s focus on innovation and efficiency continued to generate total growth-brand share gains and higher operating income despite ongoing cigarette industry volume declines. Conwood, the nation’s second-largest smokeless tobacco company, continued to significantly outpace the growth of the moist-snuff category, while introducing innovations that strengthen the company’s platform for sustained growth.
In addition, she said, RAI’s Santa Fe and Global Products subsidiaries delivered against their objectives, and both invested in building their businesses for accelerated future growth. “Santa Fe’s highly profitable Natural American Spirit brand achieved a milestone in 2007, reaching half a share point of the U.S. cigarette market,” Ivey said. “And Global Products continues to build distribution and enhance support of Natural American Spirit in key growth markets in Europe and Japan.”
Ivey said that Reynolds American is squarely focused on five growth strategies for its operating companies:
•	R.J. Reynolds’ base business growth;

•	Smokeless growth and innovation;

•	Super-premium growth;

•	Opportunistic international expansion; and

•	Selective portfolio enhancements.
“Our results in 2007 demonstrate that these five strategic growth initiatives form a solid foundation for Reynolds American’s long-term success.”
Also in 2007, Reynolds American:
•	Increased its cash dividend by 13.3 percent to $3.40 per share on an annualized basis — a yield that ranks among the highest in the S&P 500;

•	Refinanced $1.55 billion of debt, reducing expense, lengthening maturities and providing additional financial flexibility;

•	Obtained ratings upgrades from Standard and Poor’s, and Moody’s;

•	Continued to post significant productivity gains; and

•	Expanded and formalized its Corporate Social Responsibility programs.
RAI’s reported earnings for the fourth-quarter included a pre-tax non-cash charge of $65 million associated with lower trademark values on some non-focus brands. Excluding that non-cash charge, Reynolds American’s 2007 reported EPS of $4.43 would have been $4.57.
R.J. Reynolds
“R.J. Reynolds’ primary focus in 2007 was to continue adding strength by improving margins and delivering innovations that drive profitable and sustainable growth — and we made great strides on both fronts,” said Daniel M. Delen, R.J. Reynolds’ president and CEO.
“Innovations on Camel and Kool are building equity for those premium growth brands by successfully meeting the emerging desires of today’s adult smokers,” he said. “And our focus on simultaneously creating value for our consumers, our trade partners and our company is enhancing consumers’ experiences, while reducing complexity and increasing margins.”
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Delen said that R.J. Reynolds’ 2007 highlights included additional gains in total growth-brand market share, pricing strength, promotional efficiencies and other important productivity initiatives across the company.
R.J. Reynolds’ three growth brands — Camel, Kool and Pall Mall — added 0.6 share points from the prior year, with a combined full-year 2007 share of 13.0 percent. That increase was driven by a 0.4 percentage point gain on Camel, which ended the year with a 7.8 share of market.
“Camel is continuing to grow because it delivers relevant innovations that provide authentic pleasure for today’s adult smoker,” Delen said. “For example, Camel No. 9 and Camel Signature, which we introduced last year, were both developed with extensive consumer input, and both are performing very well.
“In addition,” he said, “more than 5 million adult smokers were asked to participate in the design of new packaging for Camel’s base styles and Camel Wides that is currently being introduced.”
Delen said that the bold, new packaging will modernize the look of these Camel styles while maintaining the brand’s rich heritage. These styles will also feature an enhanced premium tobacco blend.
Another innovation, Camel Snus, represents the brand’s first foray into a new category: smoke-free tobacco products that are also spitless. Camel Snus provides adults with a discreet way to enjoy tobacco pleasure. In 2007, R.J. Reynolds expanded its test of Camel Snus to a total of eight markets, and the company plans to expand into additional markets in the second quarter.
“We continue to be very pleased with the Camel brand’s performance,” said Delen, “and we’re continuing to develop innovative ways to leverage the increasing popularity of this powerful brand family.”
Kool, R.J. Reynolds’ menthol growth brand, also has been building equity through innovation, led by the growing popularity of Kool’s XL styles. Kool XL, a smoother, wider cigarette, was introduced in 2006 in 27 states. Last year, the company expanded Kool XL nationally, along with a new, milder style called XL Blue.
“Kool XL is attracting competitive adult smokers,” said Delen. “That helped Kool maintain its overall market share of 3.1 percent despite intense competition in the menthol market and the above-average price increases we’ve taken to further strengthen Kool’s profitability.”
R.J. Reynolds’ third growth brand, Pall Mall, continues to gain share on the strength of its positioning as a great product at a great price. Pall Mall remained focused on volume and margin growth in 2007 as the brand added another 0.3 share points, for a full-year share of 2.1 percent.
Delen said growth brand gains in 2007 were more moderate than those in the prior year as R.J. Reynolds continues to optimize the balance between share and margin growth.
The company’s total share of market in 2007 was 29.0 percent, down 0.7 share points from the prior year. Its full-year premium-to-value mix continued to improve — up 0.9 percentage points to 62.4 percent.
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R.J. Reynolds’ full-year adjusted operating margin of 24.8 percent was up 1.3 percentage points from the prior year, as pricing and productivity improvements, and pension favorability more than offset volume declines and higher settlement expense. R.J. Reynolds’ adjusted full-year operating income of $1.97 billion was 8.8 percent higher than the prior year.
Fourth-quarter adjusted operating income of $486 million rose 39.7 percent from the prior-year quarter primarily due to higher pricing, coupled with a favorable comparison resulting from the timing of prior-year promotional expense.
Delen said that R.J. Reynolds’ 2007 shipment volume was down 6.0 percent from the prior year compared with an industry decline of 5.0 percent. In the fourth quarter, R.J. Reynolds’ volume was down 8.6 percent, while the industry declined 7.9 percent. Those declines were impacted by an industry wide reduction in wholesale inventories during the fourth quarter of 2007.
“We are pleased with our overall performance in 2007,” said Delen. “R.J. Reynolds is focused on further enhancing its operating margins and income in 2008.”
Conwood
“Conwood had another outstanding year in 2007, with double-digit volume and profit growth, and continued margin gains,” said William M. Rosson, Conwood’s president and CEO. “Our profits were up more than 13 percent, and Grizzly continued to produce strong volume and share growth.”
Conwood’s fourth-quarter pro-forma adjusted operating income was $84 million, up 5.0 percent from the fourth quarter of 2006. Full-year profits of $344 million were 13.7 percent higher than 2006 on the strength of higher volume and pricing. The company’s operating margins of 51.4 percent were almost a full percentage point higher than the prior year.
To provide meaningful period-over-period comparisons, Reynolds American uses adjusted pro-forma results. These assume that Conwood with its current line of products had been an RAI subsidiary since the beginning of 2006.
Conwood has continued to post volume, earnings and margin growth since its acquisition in May 2006. During its first full year as a member of the RAI family, Conwood continued to lead growth in the moist-snuff category, and gained 0.9 share points in 2007 — with a full-year share of 26.0 percent.
That growth was driven by an additional gain of 1.7 share points on Grizzly, which had a full-year share of shipments of 21.1 percent. Despite higher pricing and heavy competition that included a number of new market entrants, Grizzly grew at more than twice the industry rate. In 2007, Grizzly captured well over 40 percent of all volume growth in the moist-snuff category.
Rosson said that during the fourth quarter, Grizzly introduced two new styles designed to meet the changing preferences of today’s moist-snuff consumers — and both have been very well received.
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Grizzly Wintergreen Pouch, now in three states, will expand to eight additional states during the first quarter of 2008 and will be national by the end of the year. Grizzly pouches provide pre-measured portions that are more convenient than traditional, loose moist-snuff.
“Pouches now represent about 6 percent of the total moist-snuff market, and the demand for them continues to grow,” Rosson said. “Given the popularity of the Grizzly brand, we see a lot of opportunity for this new pouch style.”
The second test product, Grizzly Snuff, is a traditional, natural-flavored, fine-cut product that was designed to go head-to-head with the industry’s leading premium brand.
“We introduced Grizzly Snuff in two states, and its performance has been outstanding,” Rosson said. “We’re expanding it to 16 additional states this month, and it will be available nationally in the second quarter.”
Conwood’s leading premium entry — Kodiak — experienced volume and share declines last year in the face of heavy promotion by competitive brands.
“We’re taking action to make Kodiak more competitive while maintaining strong margins,” Rosson said, noting that Conwood will soon introduce packaging and product upgrades on Kodiak’s mint and straight styles, and the company is developing new styles to enhance Kodiak’s appeal.
Commenting on Conwood’s continued strong performance, Rosson said: “It was another great year for Conwood, and this year we will continue to build on the strength we added in 2007.”
2008 FULL YEAR FORECAST
“Reynolds American’s 2007 results continue to highlight the fundamental strength of our business model and its ability to deliver sustained earnings growth in the years ahead,” said Thomas R. Adams, Reynolds American’s chief financial officer.
“We expect to deliver mid-single-digit EPS percentage growth in 2008, up from our 2007 adjusted EPS of $4.57,” he said. “And we plan to deliver mid-single-digit growth over the next several years.”
Adams said the 2008 guidance does not include potential favorable impacts from the termination of the Gallaher JV or resolution of disputed NPM adjustments.
He noted that Reynolds American remains focused on profitable growth through innovation.
“Our companies have repeatedly demonstrated that they can identify and deliver innovative products that address emerging consumer trends,” he said. “All of our companies have strong brands, solid growth strategies and a commitment to continuously improve the efficiency and effectiveness of their operations. That provides RAI with a solid platform for continued future growth.”
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Adams said that RAI remains committed to delivering shareholder value. “A good example of that is our 75 percent dividend payout ratio and the 13 percent increase in our dividend last year. With a dividend yield of more than 5 percent, RAI ranks among the highest in the S&P 500.”
He added that Reynolds American’s successful refinancing of $1.55 billion in 2007 reduced debt expense, lengthened average maturities to nine years and added balance-sheet flexibility.
“Looking ahead,” Adams said, “RAI’s fundamental financial strength, and continued margin improvements at R.J. Reynolds and Conwood, provide many opportunities to enhance shareholder value and further strengthen our platform for growth.”
CONFERENCE CALL WEBCAST TODAY
Reynolds American will webcast a conference call to discuss fourth-quarter and full-year 2007 results at 9:30 a.m. Eastern Time on Thursday, Feb. 7, 2008. The call will be available live online on a listen-only basis. To register for the call, please visit the “Investors” section of www.ReynoldsAmerican.com. A replay of the call will be available on the site for 30 days. Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Seth Moskowitz at (336) 741-7698.
RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties, described in the forward-looking statements. These risks and uncertainties include:
•	the substantial and increasing regulation and taxation of tobacco products;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the possibility of bonding issues as a result of litigation outcomes;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the MSA and other state settlement agreements;
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•	the continuing decline in volume in the domestic cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including any new entrants in the marketplace;

•	increased promotional activities by competitors, including deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in manufacturing and distribution operations, including outsourcing functions, without negatively affecting sales;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf, which could adversely impact inventory valuations;

•	the effect of market conditions on foreign currency exchange rate risk, interest rate risk and the return on corporate cash;

•	the impairment of goodwill and intangible assets, including trademarks;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the substantial amount of RAI debt;

•	the rating of RAI’s securities;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of fire, violent weather and other disasters that may adversely affect manufacturing and other facilities;

•	the significant ownership interest of Brown & Williamson Holdings, Inc., RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement;

•	the expiration of the standstill provisions of the governance agreement; and

•	the potential existence of significant deficiencies or material weaknesses in internal control over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
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Due to these uncertainties and risks, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Conwood Company, LLC; Santa Fe Natural Tobacco Company, Inc; and R.J. Reynolds Global Products, Inc.
•	R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, manufactures about one of every three cigarettes sold in the country. The company’s brands include five of the 10 best-selling U.S. brands: Camel, Kool, Pall Mall, Winston and Doral.

•	Conwood Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Kodiak, Grizzly and Levi Garrett. Conwood also sells and distributes a variety of tobacco products manufactured by Lane, Limited, including Winchester and Captain Black little cigars, and Bugler roll-your-own tobacco.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

•	R.J. Reynolds Global Products, Inc. manufactures, sells and/or distributes American-blend cigarettes, including Natural American Spirit, and other tobacco products to a variety of customers worldwide.
Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available at www.ReynoldsAmerican.com.
(financial and volume tables follow)

Schedule 1
REYNOLDS AMERICAN INC.
Condensed Consolidated Statements of Income — GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales, external	$2,097	$1,954	$8,516	$8,010
Net sales, related party	133	115	507	500

Net sales	2,230	2,069	9,023	8,510
Cost of products sold	1,192	1,160	4,960	4,803
Selling, general and administrative expenses	450	487	1,687	1,658
Amortization expense	6	7	23	28
Restructuring charges	—	1	—	1
Trademark impairment charges	65	90	65	90

Operating income	517	324	2,288	1,930
Interest and debt expense	81	91	338	270
Interest income	(40)	(43)	(134)	(136)
Other (income) expense, net	3	(7)	11	(13)

Income from continuing operations before income taxes	473	283	2,073	1,809
Provision for income taxes	176	103	766	673

Income from continuing operations	297	180	1,307	1,136
Extraordinary item — gain on acquisition (1)	—	—	1	74

Net income	$297	$180	$1,308	$1,210

Basic income per share:
Income from continuing operations	$1.01	$0.61	$4.44	$3.85
Extraordinary item (1)	—	—	—	0.25

Net income	$1.01	$0.61	$4.44	$4.10

Diluted income per share:
Income from continuing operations	$1.01	$0.61	$4.43	$3.85
Extraordinary item (1)	—	—	—	0.25

Net income	$1.01	$0.61	$4.43	$4.10

Basic weighted average shares, in thousands	294,178	295,093	294,385	295,033

Diluted weighted average shares, in thousands	294,771	295,470	294,889	295,384

Segment data:
Net sales:
R.J. Reynolds (2)	$1,944	$1,818	$7,918	$7,708
Conwood (3)	175	155	670	409
All Other (2) (3)	111	96	435	393

	$2,230	$2,069	$9,023	$8,510

Operating income:
R.J. Reynolds (2)	$453	$252	$1,934	$1,693
Conwood (3)	52	73	312	181
All Other (2) (3)	39	39	148	154
Corporate Expense	(27)	(40)	(106)	(98)

	$517	$324	$2,288	$1,930

Supplemental information:
Excise tax expense	$482	$516	$2,026	$2,124
Master settlement agreement and other state settlement expense	$676	$623	$2,821	$2,611
Federal tobacco buyout expense	$52	$65	$255	$256

(1)	Includes adjustments to the 2000 extraordinary gain on acquisition, resulting from favorable resolution of prior years’ tax matters.

(2)	Includes results of Lane, Limited’s Dunhill and State Express cigarette brands transferred January 1, 2007, into the R.J. Reynolds segment from All Other.

(3)	Includes results of Lane, Limited’s remaining products transferred January 1, 2007, into the Conwood segment from All Other.

Schedule 2
REYNOLDS AMERICAN INC.
Condensed Consolidated Balance Sheets
(Dollars in Millions)
(Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Cash and cash equivalents	$2,215	$1,433
Short-term investments	377	1,293
Other current assets	2,400	2,209
Trademarks, net	3,407	3,479
Goodwill	8,174	8,175
Other noncurrent assets	2,056	1,589

	$18,629	$18,178

Liabilities and shareholders’ equity
Tobacco settlement and related accruals	$2,449	$2,237
Current maturities of long-term debt	—	344
Accrued liabilities and other current liabilities	1,454	1,511
Long-term debt (less current maturities)	4,515	4,389
Long-term deferred income taxes	1,184	1,167
Long-term retirement benefits (less current portion)	1,167	1,227
Other noncurrent liabilities	394	260
Shareholders’ equity	7,466	7,043

	$18,629	$18,178

Schedule 3
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Results
GAAP results include the acquired operations of Conwood since May 31, 2006.
RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended December 31,
	2007			2006
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

GAAP results	$517	$297	$1.01	$324	$180	$0.61
The GAAP results include the following expense (income):
Merger/integration costs	—	—	—	10	6	0.02
Restructuring charges	—	—	—	1	1	—
Trademark impairment charges	65	41	0.14	90	56	0.19
Favorable resolution of tax matters	—	—	—	—	(4)	(0.01)

Total adjustments	65	41	0.14	101	59	0.20

Adjusted results	$582	$338	$1.15	$425	$239	$0.81

	Twelve Months Ended December 31,
	2007			2006
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

GAAP results	$2,288	$1,308	$4.43	$1,930	$1,210	$4.10
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	—	(9)	(6)	(0.02)
Merger/integration costs	—	—	—	45	28	0.10
Restructuring charges	—	—	—	1	1	—
Trademark impairment charges	65	41	0.14	90	56	0.19
Favorable resolution of tax matters	—	—	—	—	(17)	(0.06)
Extraordinary gain on acquisition	—	(1)	—	—	(74)	(0.25)

Total adjustments	65	40	0.14	127	(12)	(0.04)

Adjusted results	$2,353	$1,348	$4.57	$2,057	$1,198	$4.06

Schedule 4
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Proforma Adjusted Operating Income by Segment
R.J. Reynolds is the second largest cigarette manufacturer in the United States and manages a contract manufacturing business. R.J. Reynolds’ segment results include the 2007 transfer of the Dunhill and State Express cigarette brands from Lane, Limited, previously reported as All Other.
Conwood is the second largest smokeless tobacco products manufacturer in the United States. Conwood’s GAAP operating income includes the operations acquired by RAI since May 31, 2006. GAAP proforma adjustments reflect the impact of fair values of acquired assets and liabilities assumed as if the acquisition had been completed on January 1, 2006. Conwood’s segment results include the 2007 transfer of Lane, Limited’s remaining products, previously reported as All Other.
Beginning January 1, 2007, certain corporate expenses are no longer allocated to the operating segments. The segment amounts presented for prior periods have been reclassified to reflect the current composition of the reportable segments.
Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended December 31,
	2007		2006
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood

GAAP operating income	$453	$52	$252	$73

The GAAP results include the following expense (income):
Merger/integration costs	—	—	5	5
Restructuring charges	—	—	1	—
Trademark impairment charges	33	32	90	—

Total adjustments	33	32	96	5

Adjusted operating income	$486	$84	$348	78

Proforma purchase adjustments				2

Proforma adjusted operating income				$80

	Twelve Months Ended December 31,
	2007		2006
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood
GAAP operating income	$1,934	$312	$1,693	181 $

The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	(9)	—
Merger/integration costs	—	—	33	12
Restructuring charges	—	—	1	—
Trademark impairment charges	33	32	90	—

Total adjustments	33	32	115	12

Adjusted operating results	$1,967	$344	$1,808	193

Conwood pre-acquisition GAAP operating income				113
Proforma purchase adjustments				(3)

Proforma adjusted operating income				$303

Schedule 5
R.J. REYNOLDS VOLUMES AND SHARE OF MARKET
UNIT VOLUME (in billions):

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2007	2006	Units	%	2007	2006	Units	%
Camel (filter styles)	5.8	5.8	0.0	-0.3%	24.2	23.5	0.7	3.1%
Kool	2.7	2.9	(0.2)	-8.1%	11.1	11.7	(0.6)	-5.3%
Pall Mall	1.8	1.5	0.2	14.9%	7.1	6.4	0.7	10.3%

Total growth brands	10.2	10.2	0.0	-0.2%	42.4	41.6	0.8	1.9%

Total support brands	9.7	10.7	(1.1)	-9.8%	40.9	44.1	(3.2)	-7.2%

Total non-support brands	3.2	4.3	(1.1)	-25.2%	14.4	18.3	(3.8)	-20.9%

Total R.J. Reynolds domestic	23.1	25.3	(2.2)	-8.6%	97.8	104.0	(6.2)	-6.0%

Total premium	14.4	15.6	(1.2)	-7.6%	61.0	64.0	(3.0)	-4.7%
Total value	8.7	9.7	(1.0)	-10.1%	36.7	40.0	(3.2)	-8.1%
Premium/total mix	62.3%	61.7%	0.6%		62.4%	61.6%	0.9%

Industry	86.5	93.9	(7.5)	-7.9%	357.2	376.0	(18.8)	-5.0%
Premium	61.8	66.7	(5.0)	-7.5%	259.9	270.4	(10.5)	-3.9%
Value	24.7	27.2	(2.5)	-9.2%	97.3	105.6	(8.3)	-7.9%
Premium/total mix	71.4%	71.0%	0.4%		72.8%	71.9%	0.8%
RETAIL SHARE OF MARKET:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	Change	2007	2006	Change
Camel (filter styles)	7.9%	7.6%	0.3	7.8%	7.4%	0.4
Kool	3.1%	3.2%	(0.1)	3.1%	3.1%	0.0
Pall Mall	2.2%	1.9%	0.3	2.1%	1.9%	0.3

Total growth brands	13.2%	12.6%	0.5	13.0%	12.4%	0.6

Total support brands	11.3%	12.0%	(0.7)	11.6%	12.1%	(0.5)

Total non-support brands	4.1%	4.9%	(0.8)	4.4%	5.3%	(0.8)

Total R.J. Reynolds domestic	28.5%	29.5%	(1.0)	29.0%	29.8%	(0.7)
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
R.J. Reynolds’ support brands include Winston, Salem, Doral, Capri and Misty.
Industry data based on information from Management Science Associates, Inc.
Retail shares of market are as reported by Information Resources Inc.

Schedule 6
CONWOOD VOLUMES AND SHARE OF SHIPMENTS
UNIT VOLUME (in millions of cans):

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2007	2006	Units	%	2007	2006	Units	%

Kodiak	13.6	14.1	(0.5)	-3.5%	53.5	56.7	(3.2)	-5.6%
Other premium	0.6	0.8	(0.2)	-12.3%	2.9	3.5	(0.6)	-17.1%

Total premium	14.2	14.9	(0.7)	-4.7%	56.4	60.2	(3.8)	-6.3%

Grizzly	62.1	54.9	7.2	13.1%	237.0	202.1	34.9	17.3%
Other price-value	0.4	0.7	(0.3)	-5.7%	2.2	3.1	(0.9)	-29.0%

Total price-value	62.5	55.6	6.9	12.4%	239.2	205.2	34.0	16.6%

Total moist snuff cans	76.7	70.5	6.2	8.8%	295.6	265.4	30.2	11.4%
SHARE OF SHIPMENTS:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	Change	2007	2006	Change

Kodiak	4.4%	5.0%	(0.6)	4.5%	5.1%	(0.6)
Total premium	4.6%	5.3%	(0.7)	4.7%	5.4%	(0.7)

Grizzly	21.9%	20.8%	1.1	21.1%	19.4%	1.7
Total price-value	22.1%	21.1%	1.0	21.3%	19.7%	1.6

Total Conwood	26.7%	26.3%	0.4	26.0%	25.1%	0.9
2006 volumes include pre-acquisition amounts.
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Share data for total moist snuff based on distributor reported data processed by Management Science Associates, Inc.